Exhibit 99.2
AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Operating Revenues:
Electric	$2,563	$2,035	$6,223	$4,920
Natural gas	136	138	794	762
Total operating revenues	2,699	2,173	7,017	5,682
Operating Expenses:
Fuel and purchased power	768	499	2,064	1,154
Natural gas purchased for resale	25	30	233	214
Other operations and maintenance	502	520	1,447	1,455
Depreciation and amortization	415	388	1,168	1,125
Taxes other than income taxes	164	150	439	416
Total operating expenses	1,874	1,587	5,351	4,364
Operating Income	825	586	1,666	1,318
Other Income, Net	76	101	257	293
Interest Charges	208	173	570	492
Income Before Income Taxes	693	514	1,353	1,119
Income Taxes	52	57	145	140
Net Income	641	457	1,208	979
Less: Net Income Attributable to Noncontrolling Interests	1	1	4	4
Net Income Attributable to Ameren Common Shareholders	$640	$456	$1,204	$975

Earnings per Common Share - Basic	$2.37	$1.71	$4.46	$3.66

Earnings per Common Share – Diluted	$2.35	$1.70	$4.43	$3.65

Weighted-average Common Shares Outstanding – Basic	270.4	266.8	270.2	266.6
Weighted-average Common Shares Outstanding – Diluted	272.2	267.3	271.7	266.9

AMEREN CORPORATION (AEE)
CONSOLIDATED BALANCE SHEET
(Unaudited, in millions)

	September 30, 2025	December 31, 2024
ASSETS
Current Assets:
Cash and cash equivalents	$9	$7
Accounts receivable - trade (less allowance for doubtful accounts)	794	525
Unbilled revenue	413	346
Miscellaneous accounts receivable	78	96
Inventories	804	762
Current regulatory assets	260	366
Other current assets	252	162
Total current assets	2,610	2,264
Property, Plant, and Equipment, Net	38,411	36,304
Investments and Other Assets:
Nuclear decommissioning trust fund	1,502	1,342
Goodwill	411	411
Regulatory assets	2,611	2,397
Pension and other postretirement benefits	741	757
Other assets	1,130	1,123
Total investments and other assets	6,395	6,030
TOTAL ASSETS	$47,416	$44,598
LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt	$29	$317
Short-term debt	903	1,143
Accounts and wages payable	762	1,059
Taxes accrued	215	60
Interest accrued	183	196
Customer deposits	248	223
Current regulatory liabilities	142	120
Other current liabilities	323	295
Total current liabilities	2,805	3,413
Long-term Debt, Net	19,172	17,262
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes and tax credits, net	5,081	4,474
Regulatory liabilities	6,089	5,897
Asset retirement obligations	844	822
Other deferred credits and liabilities	516	487
Total deferred credits and other liabilities	12,530	11,680
Shareholders’ Equity:
Common stock	3	3
Other paid-in capital, principally premium on common stock	7,559	7,513
Retained earnings	5,232	4,604
Accumulated other comprehensive loss	(14)	(6)
Total shareholders’ equity	12,780	12,114
Noncontrolling Interests	129	129
Total equity	12,909	12,243
TOTAL LIABILITIES AND EQUITY	$47,416	$44,598

AMEREN CORPORATION (AEE)
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in millions)

	Nine Months Ended September 30,
	2025	2024
Cash Flows From Operating Activities:
Net income	$1,208	$979
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,199	1,142
Amortization of nuclear fuel	39	59
Amortization of debt issuance costs and premium/discounts	14	14
Deferred income taxes and tax credits, net	255	145
Allowance for equity funds used during construction	(60)	(48)
Stock-based compensation costs	21	22
Other	29	84
Changes in assets and liabilities	(308)	(451)
Net cash provided by operating activities	2,397	1,946
Cash Flows From Investing Activities:
Capital expenditures	(3,118)	(3,029)
Nuclear fuel expenditures	(20)	(57)
Purchases of securities – nuclear decommissioning trust fund	(373)	(499)
Sales and maturities of securities – nuclear decommissioning trust fund	348	480
Other	51	(1)
Net cash used in investing activities	(3,112)	(3,106)
Cash Flows From Financing Activities:
Dividends on common stock	(576)	(535)
Dividends paid to noncontrolling interest holders	(4)	(4)
Short-term debt, net	(239)	1,002
Maturities and extinguishment of long-term debt	(324)	(849)
Issuances of long-term debt	1,960	1,610
Issuances of common stock	35	30
Employee payroll taxes related to stock-based compensation	(13)	(8)
Debt issuance costs	(17)	(19)
Other	—	(15)
Net cash provided by financing activities	822	1,212
Net change in cash, cash equivalents, and restricted cash	107	52
Cash, cash equivalents, and restricted cash at beginning of year(a)	328	272
Cash, cash equivalents, and restricted cash at end of period(b)	$435	$324
(a)Includes $7 million of cash and cash equivalents and $321 million of restricted cash as of December 31, 2024.
(a)Includes $9 million of cash and cash equivalents and $426 million of restricted cash as of September 30, 2025.